Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333‑238138, 333-171485 and 333‑160231) on Form S-3 and (No. 333‑225183, 333-196836, 333-182845 and 333-127681) on Form S-8 of our reports dated February 24, 2022, with respect to the consolidated financial statements of Ruth’s Hospitality Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Orlando, Florida

February 24, 2022